UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008 (January 31, 2008)

TITAN ENERGY WORLDWIDE, INC.
(Name of small business issuer in its charter)

Nevada	000-26139	26-0063012
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor
San Diego, CA 92108
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (619) 209-6096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On January 31, 2008 (the “Final Closing Date”), Titan Energy Worldwide, Inc. (the “Company”) closed on approximately $6.5 million of its $10 million private placement that commenced in October 2007 (the “Private Offering”). In the Private Offering, the Company offered units consisting of:

•	one (1) share of Series D Convertible Preferred Stock (the “Preferred Stock”);

•	one (1) Class A Warrant (the “A Warrant”); and

•	one (1) Class B Warrant (the “B Warrant”)

The A Warrant and the B Warrant are immediately detachable from the Preferred Stock.

Holders of Preferred Stock may, at any time, convert their shares (the “Conversion Shares”), in whole or in part, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Assuming an initial conversion price of $1.00, each one (1) share of Preferred Stock is convertible into 10,000 Conversion Shares. In addition, holders of Preferred Stock will be obligated to convert their Preferred Stock shares into Conversion Shares at the then-applicable Conversion Price on the date that each of the following three events have occurred:

• There is an effective registration statement covering the resale of the Conversion Shares;

• The average closing price of the Common Stock on the applicable trading market is at least $2.00; and

• The average daily trading volume of the Common Stock for the same period is at least 200,000 shares.

A copy of the Certificate of Designation for the Preferred Stock is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Each A Warrant and B Warrant entitles the holder to purchase Three thousand three hundred and thirty-three (3,333) shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.20 per share and $1.40 per share, respectively, and expires on October 31, 2012. The A Warrant and the B Warrant also may be exercised on a cashless basis. The Company sold 2,189,789 A Warrants and 2,189,781 B Warrants.

The Company paid an aggregate of $755,600 in broker and placement fees. The Company also issued to certain agents (“Agents”), as compensation for their services, 876,000 warrants (the “Agent Warrants”) to purchase shares of the Company’s Common Stock at a price of $1.25 per share. The Agent Warrants are exercisable for a period of five (5) years after the date of issuance and contain customary provisions regarding anti-dilution.

In addition to the sale of the Units, holders of $1,846,000 of Bridge B Notes converted their notes into 3,589,444 shares of Common Stock. For such conversion, the Company paid $73,840 in brokers’ fees and issued 92,300 warrants to purchase shares of the Company’s Common Stock at a price of $1.25 per share. The warrants are exercisable for a period of five (5) years after the date of issuance and contain customary provisions regarding anti-dilution.

A copy of the form of warrant received by each investor is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the Press Release announcing the closing of the Private Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Registration Rights

The Company also granted to investors certain registration rights covering the resale of the Conversion Shares, the Warrant Shares and the shares of Common Stock issuable upon exercise of the Agent Warrants. Pursuant to a Registration Rights Agreement between the Company and each investor (the “Registration Rights Agreement”), the Company is obligated to prepare and file a registration statement with the Securities and Exchange Commission (the “Commission”) no later than 90 days following the Final Closing Date.

A copy of the form of Registration Rights Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On January 31, 2008 (the “Final Closing Date”), Titan Energy Worldwide, Inc. (the “Company”) closed on approximately $6.5 million of its $10 million private placement that commenced in October 2007 (the “Private Offering”). In the Private Placement, the Company offered units (the “Units”) consisting of:

•	one (1) share of Series D Convertible Preferred Stock (the “Preferred Stock”);

•	one (1) Class A Warrant (the “A Warrant”); and

•	one (1) Class B Warrant (the “B Warrant”)

The A Warrant and the B Warrant are immediately detachable from the Preferred Stock.

The Company used part of the net proceeds from the Private Offering to retire approximately $3.8 million in debt and to purchase warrants entitling the holder to purchase 1,050,000 shares of Common Stock at an exercise price of $0.12 per share. The Company plans to use the remainder of the net proceeds to potentially acquire one or more targeted companies, and to provide inventory and operational funds.

The Private Offering of the Units was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D.

A more detailed description of the transaction may be found under Item 1.01 “Entry into a Material Definitive Agreement,” above.

Item 9.01 Financial Statements and Exhibits.

(a) None.
(b) None.
(c) None.

(d) Exhibits.

Exhibit Number	Description
10.1	Certificate of Designation for Series D Preferred Stock
10.2	Form of Investor Warrant
10.3	Form of Registration Rights Agreement by the Company for the benefit of the holders.
99.1	Press Release, dated February 25, 2008, announcing the closing of the Private Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN ENERGY WORLDWIDE, INC.

Date: February 26, 2008	By:	/s/ John Michael Tastad
John Michael Tastad
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Certificate of Designation for Series D Preferred Stock
10.2	Form of Investor Warrant
10.3	Form of Registration Rights Agreement by the Company for the benefit of the holders.
99.1	Press Release, dated February 25, 2008, announcing the closing of the Private Offering.